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                                                                     EXHIBIT 4.2







                           MOBILITY ELECTRONICS, INC.




             SERIES F PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT







                                JANUARY 14, 2003





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                           MOBILITY ELECTRONICS, INC.

             SERIES F PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


         This Series F Preferred Stock and Warrant Purchase Agreement (the "Agreement") is made as of January 14, 2003, by and between Mobility Electronics, Inc., a Delaware corporation (the "Company"), and
___________________ (the "Investor").

         The parties hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED STOCK AND WARRANT.

                  1.1      SALE AND ISSUANCE OF SERIES F PREFERRED STOCK AND
                           WARRANT.

                           (a) The Company is undertaking a private placement
(the "Offering") to "accredited investors" (as such term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act")) ("Accredited Investor") of up to 865,051 shares of Series E Preferred Stock, par value $0.01 per share (the "Series E Stock") at a purchase price of $0.7225 per share (the "Issuance Price") and up to 729,407 shares of Series F Preferred Stock, par value $0.01 per share (the "Series F Stock") at a purchase price of $0.85 per share. For each share of Series E Stock purchased by an Accredited Investor in the Offering, such Accredited Investor will be issued, for no additional cost, a warrant to purchase twenty-five percent (25%) of a share of common stock, par value $0.01 per share, of the Company ("Common Stock"), at an exercise price of $0.867 per share. For each share of Series F Stock purchased by an Accredited Investor in the Offering, such Accredited Investor will be issued, for no additional cost, a warrant to purchase forty-seven percent (47%) of a share of common stock, par value $0.01 per share, of the Company ("Common Stock"), at an exercise price of $1.02 per share (the "Warrant Price"). The Series F Stock portion of the Offering has been developed in order to permit the Company's officers and directors, and their affiliates, to participate in the Offering without obtaining stockholder approval pursuant to NASD Rule 4350, and will be offered only to the Company's officers and directors, and their affiliates. The Offering may be closed at one or more closings.

                           (b) The Company has adopted and filed with the
Secretary of State of the State of Delaware a Certificate of the Designations, Preferences, Rights and Limitations of Series E Preferred Stock of the Company, a copy of which is attached hereto as Exhibit A (the "Series E Designations").

                           (c) The Company has adopted and filed with the
Secretary of State of the State of Delaware a Certificate of the Designations, Preferences, Rights and Limitations of Series F Preferred Stock of the Company, a copy of which is attached hereto as Exhibit A-2 (the "Certificate of Designations").

                           (d) Subject to the terms and conditions of this
Agreement, Investor agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to Purchaser at the Closing _________ shares of Series F Stock at the Issuance Price per share, for



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an aggregate purchase price of $__________. The shares of Series F Stock issued to Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock".

                           (e) Subject to the terms and conditions of this
Agreement, at the Closing the Company agrees to issue to Purchaser, at no additional cost, a warrant to purchase up to ___________ shares of Common Stock, at the Warrant Exercise Price per share, which warrant shall be in the form of Exhibit B attached hereto (the "Warrant"). The Stock and Warrant are sometimes collectively referred to herein as the "Securities".

                           (f) Notwithstanding any provision in this Agreement
or the Certificate of Designations to the contrary, Purchaser (i) expressly acknowledges that the issuance consideration for the Series E Stock and Series F Stock are different, (ii) expressly acknowledges that a purchaser of a share of Series F Stock will receive warrants to purchase more shares of Common Stock than a purchaser of a share of Series E Stock, and (iii) consents to the authorization and issuance by the Company of the Series F Stock in the Offering and any future issuance of Series F Stock as payment of any dividends required to be paid to holders of Series F Stock under the Series F Designations.

                           (g) The Company hereby grants to Investor, with
respect to the shares of Common Stock underlying the Stock and the Warrants, registration rights as set forth in Exhibit C; it being specifically agreed and understood that the shares of Common Stock underlying the Stock and Warrant will be included in any registration statement filed by the Company which includes shares of Common Stock underlying other shares of Series E Stock, Series F Stock and Common Stock Purchase Warrants sold to Accredited Investors in the Offering.

                  1.2      CLOSING; DELIVERY.

                           (a) The purchase and sale of the Stock shall take
place at the offices of the Company, 17800 N. Perimeter Drive, Suite 200, Scottsdale, Arizona 85255, at 10:00 a.m. (Scottsdale time), on the date hereof, or at such other time and place as the Company and Investor agree upon, orally or in writing (which time and place are designated as the "Closing").

                           (b) At the Closing, the Company shall deliver to
Investor: (i) a certificate representing the Stock being purchased hereby; and
(ii) the Warrant, against payment of $______________ by wire transfer to the Company's bank account.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit D, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.



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

                  2.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and the Warrant, and the consummation of the transactions contemplated hereby, have been duly authorized by the Company. This Agreement and the Warrant have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                  2.3 NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the Warrant nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation, as amended, or Bylaws of the Company or any agreement, indenture or other instrument under which the Company is bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or the properties or assets of the Company.

                  2.4 FINDER'S FEE. Except as described in Section 7.5 below, the Company has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

                  2.5 CAPITALIZATION; AUTHORIZATION FOR THE SECURITIES. The authorized and issued capital stock of the Company are set forth on Exhibit D. No shares of the stock of the Company are held in the treasury of the Company. Except as set forth on Exhibit D, there exists no options, warrants, subscriptions or other rights to purchase, or securities convertible into or changeable for, the stock of the Company. Except as set forth on Exhibit D, there exists no rights in favor of any third party to require the Company to register securities owned by or to be issued to such third party. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights of any of the Company's stockholders. The Company has taken all action necessary to permit it to issue the Stock, Warrant and the shares of Common Stock underlying the Stock and the Warrant. The Stock and the shares of Common Stock underlying the Stock and the Warrant when issued pursuant to this Agreement and/or when converted under the Stock or exercised under the Warrant (as applicable) will, when issued, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, claims, charges or security interests and no stockholder of the Company will have any preemptive right of subscription or purchase in respect thereof.

                  2.6 SEC REPORTS. Since January 1, 2001, the Company has filed all forms, documents and reports with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements contained therein not misleading.

                  2.7 FINANCIAL STATEMENTS. The consolidated balance sheets and the related statements of income, stockholders' equity and cash flow (including the related notes thereto) of



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

the Company and its consolidated subsidiaries included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein) and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the results of their operations and their cash flow for the periods presented therein.

                  2.8 OFFERING. Subject in part to the truth and accuracy of Investor's representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants to the Company that:

                  3.1 AUTHORIZATION. Investor has full power and authority to enter into this Agreement. This Agreement constitutes the valid and legally binding obligation of Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

                  3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Securities to be acquired by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Investor has not been formed for the specific purpose of acquiring the Securities.

                  3.3 DISCLOSURE OF INFORMATION. Investor has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management. Investor understands that such discussions, as well as any other written information delivered by the Company to Investor, were intended to describe the aspects of the Company's business which it believes to be material.

                  3.4 RESTRICTED SECURITIES. Investor understands that the Securities and the shares of Common Stock underlying the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor's representations as expressed herein. Investor understands that the



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

Securities, and the shares of Common Stock underlying the Securities are "restricted securities" under applicable United States federal and state securities laws and that, pursuant to these laws, Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in Exhibit C. Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of Investor's control, and which the Company is under no obligation and may not be able to satisfy.

                  3.5 NO PUBLIC MARKET. Purchaser understands that no public market now exists, or will ever exist, for the Securities.

                  3.6 LEGENDS. Purchaser understands that the Securities, and the shares of Common Stock underlying the Securities, may bear one or all of the following legends (or substantially similar legends):

                           (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                           (b) Any legend required by the Blue Sky laws of any
state to the extent such laws are applicable to the shares represented by the certificate so legended.

                  3.7 ACCREDITED INVESTOR. Investor is an Accredited Investor.

         4. CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of Investor to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  4.1 CONSENTS; QUALIFICATIONS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Warrant (except for such as may be properly obtained subsequent to the Closing Date). All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

                  4.2 OPINION OF COMPANY COUNSEL. The Company shall have received from Jackson Walker L.L.P., counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit E.



                                       5

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                  4.3 RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION OF
THE STOCK AND EXERCISE OF THE WARRANT. The Common Stock issuable upon conversion of the Stock and exercise of the Warrant shall have been duly authorized and reserved for issuance upon such conversion.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  5.1 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing.

         6. MISCELLANEOUS.

                  6.1 SURVIVAL OF WARRANTIES AND COVENANTS. The warranties and representations of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year following the Closing. The covenants set forth in this Agreement shall survive the Closing.

                  6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  6.4 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page hereto, or as subsequently modified by written notice.

                  6.5 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with Investor's investment hereunder. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finder's fee (and the



                                       6




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costs and expenses of defending against such liability or asserted liability)
for which the Company or any of its officers, employees or representatives is responsible.

                  6.6 FEES AND EXPENSES. Each party shall be responsible for any fees or expenses, incurred by it with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

                  6.7 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  6.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and Investor.

                  6.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  6.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  6.11 ENTIRE AGREEMENT. This Agreement, and the Exhibits attached hereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

                  6.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.



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         The parties have executed this Agreement as of the date first written above.

                               MOBILITY ELECTRONICS, INC.


                               By:
                                  ---------------------------------------------
                                  Charles R. Mollo, Chief Executive Officer

                               Address: 17800 N. Perimeter Drive, Suite 200
                                        Scottsdale, Arizona 85255


                               ------------------------------------------------



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                                    EXHIBITS


Exhibit A -     Certificate of the Designations, Preferences, Rights and
                Limitations of Series E Preferred Stock

Exhibit A-2 -   Certificate of the Designations, Preferences, Rights and
                Limitations of Series F Preferred Stock

Exhibit B -     Form of Warrant

Exhibit C -     Registration Rights

Exhibit D -     Schedule of Exceptions to Representations and Warranties

Exhibit E -     Form of Legal Opinion of Jackson Walker L.L.P.





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                                    EXHIBIT C

                               REGISTRATION RIGHTS



                             [See attached document]



                                      -1-

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                               REGISTRATION RIGHTS



1.       Definitions.

         (a) As used in this Exhibit C, the following terms shall have the meanings specified below:

                  (i) "AFFILIATE," of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract, securities ownership or otherwise; and the terms "controlling" and "controlled" have the respective meanings correlative to the foregoing.

                  (ii) "COMMISSION" means the Securities and Exchange
         Commission.

                  (iii) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                  (iv) "INVESTORS" means all persons and entities purchasing Securities from the Company pursuant to the terms and conditions of the Agreement or Stock Purchase Agreements in form and substance substantially similar to the Agreement (except as may otherwise be contemplated by the Agreement) and any permitted transferee or assignee of Registrable Securities who agrees to become bound by all of the terms and provisions of this Exhibit C and the applicable Stock Purchase Agreement.

                  (v) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government agency or political subdivision thereof.

                  (vi) "PREFERRED STOCK" means the Series E Preferred Stock, par value $0.01 per share, and Series F Preferred Stock, par value $0.01 per share, of the Company

                  (vii) "PROSPECTUS" means the prospectus (including any preliminary prospectus and/or any final prospectus filed pursuant to Rule 424(b) under the Securities Act and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.



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                  (viii) "PUBLIC OFFERING" means a firm commitment underwritten offering registered with the Commission and the appropriate state securities commissions by the Company of its Common Stock and made pursuant to the Securities Act.

                  (ix) "REGISTRABLE SECURITIES" means the shares of Common Stock underlying the Preferred Stock and Warrants purchased by Investors in the Offering; provided, however, a share of Common Stock shall cease to be a Registrable Security for purposes of this Exhibit C when it no longer is a Restricted Security.

                  (x) "REGISTRATION STATEMENT" means a registration statement of the Company filed on Form S-3 under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration.

                  (xi) "RESTRICTED SECURITY" means any share of Common Stock except any that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement,
         (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                  (xii) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                  (xiii) "STOCK PURCHASE AGREEMENTS" means the Series F Preferred Stock and Warrant Purchase Agreement to which this Exhibit C is attached and the other purchase agreements executed as part of the Offering.

                  (xiv) "WARRANTS" means the Warrants to Purchase Shares of Common Stock issued to Investors in the Offering.

         (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Agreement to which this Exhibit C is attached.

2.       Registration.

         (a) Filing and Effectiveness of Registration Statement. The Company shall prepare and file with the Commission not later than twenty days following the initial closing (the "Initial Closing") of sales of Offered Shares and Warrants under the Offering (the "Filing Deadline") a Registration Statement relating to the offer and sale of the Registrable Securities by the Investors



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

and shall use all commercially reasonable efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, but not later than 120 days after the Initial Closing. All of the shares of Common Stock sold in the Offering shall be included in such Registration Statement; provided, however, that the Company shall not be required to include in the Registration Statement Registrable Securities of any Investor who has failed to provide the Company with the information pertaining to such Investor that is required to be included in such Registration Statement pursuant to Item 507 and/or Item 508 of Regulation S-K. The Company shall notify the Investors in writing by telecopy or e-mail notice that such Registration Statement has been declared effective by the Commission on the date of such declaration by the Commission. The Company agrees to keep such Registration Statement effective until the earlier of: (i) the passage of two years from the effective date of such Registration Statement; or (ii) the date on which all Registrable Securities may be resold by all Investors by reason of Rule 144(k) under the Securities Act or any other rule of similar effect.

         (b) Piggyback Registration Rights. (i) Without limiting the obligations of the Company pursuant to Section 2(a) above, until such date as the Registration Statement to be filed in accordance with Section 2(a) is declared effective by the Commission, if the Company proposes to register any of its Common Stock or any other shares of common stock of the Company under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock or any other shares of common stock of the Company issuable upon exercise of employee or consultant share options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Investors, which notice shall set forth such Investors' rights under this Section 2(c) and shall offer the Investors the opportunity to include in such registration statement such number of Registrable Securities as the Investors may request. Upon the written request of an Investor made within 10 days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be disposed of by such Investors), the Company will use all reasonable commercial efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Investors, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided, however, that (A) if such registration involves a Public Offering, the Investors must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company and (B) if, at any time after giving written notice of its intention to register any Common Stock pursuant to this Section 2(b) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Common Stock, the Company shall give written notice to the Investors and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company's obligations under this Section 2(b) shall terminate on the date that the Registration Statement to be filed in accordance with Section 2(a) is declared effective by the Commission. (ii) If a registration pursuant to this Section 2(b) involves a Public Offering and the managing underwriter thereof advises the Company that, in its view, the number of shares of Common Stock, if any, or other shares of Common Stock that the Company and the Investors intend to include in such registration exceeds the largest number of shares of

Common Stock (including any other shares of Common Stock or warrants of the Company) that can be sold without having a material adverse effect on such Public Offering (the "Maximum Offering Size"), the Company will include in such registration only that number of shares of Common Stock which does not exceed the Maximum Offering Size, in the following order of priorities: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by other holders of securities entitled to participate in the registration, drawn from them pro-rata based on the number of shares each has requested to be included in such registration and the Investors pursuant to this Exhibit C. If as a result of the proration provisions of this Section 2(b), the Investors are not entitled to include all such Registrable Securities in such registration, such Investors may elect to withdraw their request to include any Registrable Securities in such registration.

         Notwithstanding the foregoing, the Company shall have no obligations under this Section 2(b) hereof at any time that such Registrable Securities are the subject of an effective registration statement.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall use all commercially reasonable efforts to:

         (a) Subject to the provisions of Section 3(q) hereof, promptly (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by Investors for resales of the Registrable Securities for a period of two years from the date the Registration Statement is first declared effective by the Commission (the "Effective Time") or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus or otherwise cease to be Registrable Securities (the "Registration Period") and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company's obligations hereunder shall terminate as to any investor at such time as that Investor's Registrable Securities can be sold under Rule 144(k);

         (b) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investors as set forth in the Prospectus forming part of the Registration Statement;

         (c) (i) Prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto), provide draft copies thereof to the Investors and reflect in such documents all such comments as the Investors reasonably may propose (including comments as to the Investors' plans of distribution); and (ii) furnish to each Investor whose Registrable Securities are included in the Registration Statement, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

         (d) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of all jurisdictions requiring blue sky registration or qualification, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection with any of its obligations under this Section 3(d) to
(A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

         (e) As promptly as practicable after becoming aware of such event, notify each Investor of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Investor as such Investor may reasonably request;

         (f) Notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement on the date of receipt of any such stop order or other suspension, and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

         (g) Cause all the Registrable Securities covered by the Registration Statement to be listed, not later than the date that Registration Statement is declared effective by the Commission, on a principal national securities exchange, or included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included;

         (h) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

         (i) Reasonably cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investors may request; and, within five business days after a registration statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such registration statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

         (j) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances;

         (k) Make generally available to its security holders as soon as practicable, but in any event not later than three (3) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, and (ii) the effective date of each post-effective amendment to the Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (l) In the event of an underwritten offering, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

         (m) In connection with any underwritten offering, make such representations and warranties to the Investors participating in such underwritten offering and to the managers, in form, substance and scope as are customarily made by the Company to underwriters in secondary underwritten offerings;

         (n) In connection with any underwritten offering, obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managers) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in secondary underwritten offerings (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the date the Registration Statement is first declared effective or most recent post-effective amendment thereto, as the case may be, the absence from the Registration Statement and the Prospectus, including any documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, subject to customary limitations);

         (o) In connection with any underwritten offering, obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company, in each case for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each underwriter participating in such underwritten offering (if such underwriter has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed), in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings;

         (p) In connection with any underwritten offering, deliver such documents and certificates as may be reasonably required by the managers, if any;

         (q) Notwithstanding anything to the contrary in Section 3, at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing in advance of, or on the same date on which, the Grace Period ends; and, provided further, that during the Registration Period, there shall be only three Grace Periods (not to exceed 30 days each) nor more than one Grace Period (not to exceed 30 days each) in any six-month period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the holders receive the notice referred to in clause (i) and shall end on and include the date specified as the Grace Period ending date in the notice referred to in clause
(ii).

         Notwithstanding the foregoing, the Company shall have no obligations under Section 3(l) through (p) unless it is effecting an underwritten offering pursuant to Section 2(b).

4. Obligations of the Investors. In connection with the registration of the Registrable Securities, the Investors shall have the following obligations, which obligations shall be several and not joint:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Exhibit C with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such

Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

         (b) Each Investor by its acceptance of the Registrable Securities agrees to cooperate in all reasonable respects with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement;

         (c) As promptly as practicable after becoming aware of such event, notify the Company of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

         (d) Each Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(e) or 3(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(e) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. Expenses of Registration. All expenses, other than underwriting discounts and commissions arising from sales of Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees and accounting fees shall be borne by the Company.

6.       Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Investor and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors, trustees, employees, advisors, legal counsel and accountants and each person who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the

Company hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 3(e), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person written notice that such Prospectus is outdated or defective.

         (b) Indemnification by the Investors and Underwriters. Each Investor agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers, employees, advisors, legal counsel and accountants and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (y) an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Investor or underwriter expressly for use therein; or (z) in the case of the occurrence of an event of the type specified in Section 3(e) above, the use by the Indemnified Person of an outdated or defective Prospectus after the Indemnified Person has received from the Company written notice that such Prospectus is outdated or defective; provided, however, that no Investor or underwriter shall be liable under this Section 6(b) for any amount in excess of the net proceeds paid to such Investor or underwriter in respect of shares sold by it; and (ii) reimburse the Company for any reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Notice of Claims, Etc. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ one separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) counsel to the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (i), (ii) or (iii) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

         (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Investors or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Investors and any underwriters in this
Section 6(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

         (e) Notwithstanding any other provision of this Section 6, in no event shall any (i) Investor be required to undertake liability to any person under this Section 6 for any amounts in excess of the dollar amount of the net proceeds to be received by such Investor from the sale of such Investor's Registrable Securities pursuant to any Registration Statement under which such Registrable Securities are to be registered under the Securities Act.

         (f) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6 shall be in addition to any liability that such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

7. Rule 144. With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         (a) comply with the provisions of paragraph (c) (1) of Rule 144; and

         (b) use all commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Investor, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.

8. Assignment. The rights to have the Company register Registrable Securities pursuant to this Exhibit C may be assigned or transferred only with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), and any such assignment or transfer without such consent shall be void and of no effect. Notwithstanding the foregoing, such consent of the Company shall not be required with respect to: (i) any assignment or transfer of Registrable Securities to an Affiliate of Investor, including for this purpose if Investor is an investment company, any fund or account advised by Investor's investment adviser or any Affiliate thereof; or (ii) any assignment or transfer of all of the Registrable Securities owned by an Investor. In the event of any such permitted assignment or transfer by the Investors to any permitted transferee of all or any portion of such Registrable Securities such transfer will be allowed only if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (e) the Company is furnished with an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the permitted assignment would be in compliance with the Securities Act and State Acts.

9. Amendment and Waiver. Any provision of this Exhibit C may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this
Section 9 shall be binding upon each Investor and the Company.

10.      Miscellaneous.


         (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service as follows, and shall be deemed given three days following the date of mailing, in the case of a notice sent by certified mail, or, in all other cases, when actually received.

           If to the Company, to:      Mobility Electronics, Inc.
                                       17800 N. Perimeter Drive, Suite 200
                                       Scottsdale, Arizona  85255
                                       Attention: Chief Financial Officer


           If to the Investors, to:    Each Investor at the address provided
                                       in its executed Stock Purchase Agreement

         The Company or any Investor may change the foregoing address by notice given pursuant to this Section 10(b).

         (c) Failure of any party to exercise any right or remedy under this Exhibit C or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Exhibit C shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

         (e) If any term, provision, covenant or restriction of this Exhibit C is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (f) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Exhibit C or otherwise conflicts with the provisions hereof. The restrictions on the Company's rights to grant registration rights under this paragraph shall terminate on the date all Registrable Securities have been registered pursuant to a Registration Statement that has been declared effective by the Commission.

         (g) This Exhibit C and the various Stock Purchase Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Exhibit C and such Stock Purchase Agreements supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

         (h) Subject to the requirements of Section 8 hereof, this Exhibit C shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (i) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (j) The headings in this Exhibit C are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.



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